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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the registration statement on Form S-8 Interactive Systems Worldwide Inc. (formerly International Sports Wagering Inc.) of our report dated November 17, 2000, relating to the balance sheet of Interactive Systems Worldwide Inc. (formerly International Sports Wagering Inc.) and the related statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the September 30, 2001 Annual Report on Form 10-KSB of Interactive Systems Worldwide Inc.



                                                                   /s/ KPMG LLP



New York, New York

March 19, 2002